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                                                                   EXHIBIT 23.4


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form S-4 being filed by The Colonial BancGroup, Inc. of our report dated January 17, 1996 on the financial statements of ASB Bancshares, Inc. and subsidiary as of December 31, 1995 and 1994 and for the years then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.




                                    /s/ SCHAUER, TAYLOR, COX & EDWARDS, P.C.



Birmingham, Alabama
October 30, 1997